UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 2, 2015

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 2, 2015, Santarus, Inc., a wholly owned subsidiary of Salix Pharmaceuticals, Ltd. (the “Company”), and Cosmo Technologies Limited (“Cosmo”), its licensor, commenced a lawsuit against generic drug maker Par Pharmaceutical, Inc. (“Par”) with respect to Par’s infringement of six patents listed in the U.S. Food and Drug Administration’s (“FDA’s”) Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the “Orange Book”) as covering Uceris® and its use. The lawsuit was filed in the United States District Court for the District of Delaware.

The Company and Cosmo filed this lawsuit in response to a notice letter, dated December 19, 2014, sent by Par regarding its filing with the FDA of an Abbreviated New Drug Application No. 206131 seeking approval for Par to manufacture and sell budesonide extended release tablets. This letter also stated that ANDA No. 206131 contained Paragraph IV certifications, under 21 U.S.C. Section 355(j) of the Federal Food, Drug, and Cosmetic Act, with respect to the six patents listed in the Orange Book on that date as covering Uceris®: U.S. Patent Nos. 7,410,651; 7,431,943; 8,293,273; 8,784,888; 8,895,064 (“the ‘064 patent”); and RE43799. These six patents are all expected to expire on June 9, 2020, with the exception of the ‘064 patent, which is expected to expire on September 7, 2031. The Company remains committed to protecting its intellectual property rights, including its patent protection for Uceris®.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2015	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ WILLIAM BERTRAND, JR.
William Bertrand, Jr.
Senior Vice President and General Counsel